Exhibit 99.1

news

1350 East Newport Center Drive, Suite 201, Deerfield Beach, FL 33442    •    954/429-1500    •    954/429-1506

FOR IMMEDIATE RELEASE	SYMBOL: DEVC
Friday, January 28, 2005	TRADED: Nasdaq

COURT APPROVES DEVCON PURCHASE OF ELECTRONIC SECURITY SERVICES ASSETS

FROM ADELPHIA COMMUNICATIONS CORPORATION;

Devcon Appoints New Chief Financial Officer

DEERFIELD BEACH, Fla., Jan. 28—Devcon International Corp. (NASDAQ: DEVC) today announced that the U.S. Bankruptcy Court for the Southern District of New York issued an order approving the asset purchase agreement between Devcon Security Services Corp., a wholly-owned subsidiary of Devcon (“DSS”), Adelphia Communications Corporation (Pink Sheets: ADELQ) (“Adelphia”) and certain of Adelphia’s affiliates to purchase certain net assets of Adelphia’s electronic security services operation, Starpoint Limited Partnership. The transaction is subject to satisfaction of certain approvals and other closing conditions and is expected to close on or before February 28, 2005.

Devcon also announced today that it has appointed Ron G. Lakey as its Chief Financial Officer, who will be working closely with Devcon’s senior management team to develop short- and long-term strategic plans to meet the growth and profitability objectives of Devcon while overseeing the areas of taxes, audit and financial reporting, treasury, cash-management and information technology.

Devcon’s Chairman and CEO Donald L. Smith, Jr., said “Mr. Lakey, an accomplished executive, brings with him years of experience in both the electronic security services and construction industries. Mr. Lakey is the ideal person to step into the CFO’s role and help guide our company as we continue the expansion of our construction, security and utility divisions.”

Mr. Lakey, from July 1987 to August 1997, served in various financial and operational positions for various ADT Limited (“ADT”) subsidiaries, including chief operating officer for its operations in Canada and 11 European countries. In August 1997, he left ADT in conjunction with the merger of ADT and Tyco International, Inc. Prior to ADT, from January 1984 to July 1987, Mr. Lakey was the chief financial officer of Crime Control, Inc., a NASDAQ listed electronic security services company. Prior to entering the electronic security services industry, Mr. Lakey served as vice president and controller of construction and development for Oxford Development, one of the largest multi-family housing developers in the United States. Most recently, he served on the board of directors and as chief financial officer of Alice Ink, Inc., a privately-held consumer products company from February 2004 until accepting this position with Devcon.

Mr. Lakey passed the CPA examination and graduated from the Indiana University School of Business in 1975.

About Devcon

Devcon has three operating divisions and an operating joint venture. The new Security Services Division provides electronic security services to commercial and residential customers in selected Florida markets. The Construction Division dredges harbors, builds marine facilities, constructs golf

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courses and prepares residential, commercial and industrial sites, primarily in the Bahamas and the eastern Caribbean. The Materials Division produces and distributes crushed stone, ready-mix concrete and concrete block in the eastern Caribbean with principal operations on St. Croix and St. Thomas in the U.S. Virgin Islands, on St. Maarten in the Netherlands Antilles, on St. Martin in the French West Indies, on Puerto Rico, and on Antigua in the independent nation of Antigua and Barbuda. DevMat, an 80-percent-owned joint venture, was formed in 2003 to build, own and operate fresh water, waste water treatment and power systems.

Forward-Looking Statement

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Devcon’s future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward looking words such as “anticipate”, “believe”, “could”, estimate”, “expect”, “intend”, “may”, “should”, “will”, and “would” or similar words. You should not rely on forward-looking statements because Devcon’s actual results may differ materially from those indicated by these forward looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading “Risks Related to our Business” in Devcon’s Form 10-K report for the period ending December 31, 2003 as filed with the Securities and Exchange Commission, and other reports Devcon files from time to time with the Securities and Exchange Commission. Devcon does not intend to and undertakes no duty to update the information contained in this press release.

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FOR MORE INFORMATION:	Stephen J. Ruzika, President
Devcon International Corp.
954/429-1500
-or-
Investor Relations Consultants
727/781-5577 or E-mail: devc@mindspring.com